EXHIBIT 99.1

Superior Uniform Group Announces Third Quarter Operating Results

 * Net Earnings Increase 29% in Comparison With the Third Quarter of
   2008
 * Net Earnings Increase 79%, in Comparison With the Second Quarter of
   2009
 * Net Sales Increase 10.5% in Comparison With Second Quarter 2009 Net
   Sales

SEMINOLE, Fla., Oct. 22, 2009 (GLOBE NEWSWIRE) -- Superior Uniform Group, Inc. (Nasdaq:SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the third quarter ended September 30, 2009, net sales were $27,605,397 compared with 2008 third quarter net sales of $30,613,175. Earnings from continuing operations were $1,256,954 or $.21 per share (diluted), compared with earnings from continuing operations of $984,786 or $.15 per share (diluted) in the 2008 third quarter.

For the nine months ended September 30, 2009, net sales were $76,293,014, compared with net sales of $95,595,090 in the nine months ended September 30, 2008. Earnings from continuing operations for the nine months ended September 30, 2009 were $1,455,281 or $.24 per share (diluted), versus earnings from continuing operations of $3,110,398 or $.47 per share (diluted) in the first nine months of 2008.

Michael Benstock, Chief Executive Officer, commented: "We are very pleased to report a 29% increase in net earnings in the current quarter despite the tough market conditions. Although the current economic conditions, including general employment levels, remain negative, we were able to show an increase in net sales of 10.5% in comparison with the second quarter of this year. The improvement in our operating results reflects the significant progress we have made reducing our operating costs through both the increased use of our Central American subsidiary, The Office Gurus, and improved operating efficiency. We have generated in excess of $15 million in cash from operations this year and we have eliminated all of our outstanding debt. Our financial position remains very strong and has allowed us to successfully weather this current economic storm while continuing to invest in the future growth of our company. We are actively pursuing potential strategic acquisitions to help further this objective. Finally, we remain committed to reacquiring shares of our common stock. We have an active repurchase program with an outstanding authorization to repurchase an additional 539,000 shares as of September 30, 2009."

ABOUT SUPERIOR

Superior Uniform Group, Inc., established in 1920, is one of America's foremost providers of fine uniforms and image apparel. Superior manages award-winning apparel programs for major corporations. They are leaders in innovative uniform program designs, global manufacturing, and state-of-the-art distribution. Superior, through their subsidiary "The Office Gurus," is also a near-shore premium provider of cost effective bilingual contact center and office solutions.

Superior's financial strength and resources support a customer's diverse needs while embracing a "Customer 1st, Every Time!" philosophy and culture. Their commitment to service, technology, quality and value-added benefits separates them from the competition in each of their seven primary markets: Healthcare, Hospitality, Food Service, Retail Employee I.D., Government Service, Private Security, and Rental Service. For more information please call (800) 727-8643, or visit their Web site at: www.superioruniformgroup.com. The Office Gurus (www.theofficegurus.com) enhance the overall customer experience for their strategic partners' internal and external customers.

Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company's SEC filings, which could cause actual results to differ from those projected.

Comparative figures are as follows:

             SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                   THREE MONTHS ENDED SEPTEMBER 30,
                              (Unaudited)

                                               2009          2008
                                            -----------   -----------

 Net sales                                  $27,605,397   $30,613,175
                                            -----------   -----------

 Costs and expenses:
   Cost of goods sold                        18,638,756    20,548,954
   Selling and administrative expenses        7,241,362     8,470,924
   Interest expense                              28,325        68,511
                                            -----------   -----------
                                             25,908,443    29,088,389
                                            -----------   -----------

 Earnings from continuing operations
  before taxes on income                      1,696,954     1,524,786
 Taxes on income                                440,000       540,000
                                            -----------   -----------

 Earnings from continuing operations          1,256,954       984,786
 Loss from discontinued operations, net of
  tax benefits of $0 and $10,000,
  respectively                                       --        (8,641)
                                            -----------   -----------
 Net earnings                               $ 1,256,954   $   976,145
                                            ===========   ===========

 Per Share Data:
 Basic
   Earnings from continuing operations      $      0.21   $      0.15
   Loss from discontinued operations, net
    of tax benefits                                0.00          0.00
                                            -----------   -----------
   Net earnings                             $      0.21   $      0.15
                                            ===========   ===========
 Diluted
   Earnings from continuing operations      $      0.21   $      0.15
   Loss from discontinued operations, net
    of tax benefits                                0.00          0.00
                                            -----------   -----------
   Net earnings                             $      0.21   $      0.15
                                            ===========   ===========

 Cash dividends per common share            $     0.135   $     0.135
                                            ===========   ===========

             SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                    NINE MONTHS ENDED SEPTEMBER 30,
                              (Unaudited)

                                               2009          2008
                                            -----------   -----------

 Net sales                                  $76,293,014   $95,595,090
                                            -----------   -----------

 Costs and expenses:
   Cost of goods sold                        51,637,676    63,964,391
   Selling and administrative expenses       22,547,019    26,380,440
   Interest expense                              93,038       249,861
                                            -----------   -----------
                                             74,277,733    90,594,692
                                            -----------   -----------

 Earnings from continuing operations
  before taxes on income                      2,015,281     5,000,398
 Taxes on income                                560,000     1,890,000
                                            -----------   -----------

 Earnings from continuing operations          1,455,281     3,110,398
 Loss from discontinued operations, net of
  tax benefits of $0 and $90,000,
  respectively                                       --      (154,610)
                                            -----------   -----------
 Net earnings                               $ 1,455,281   $ 2,955,788
                                            ===========   ===========

 Per Share Data:
 Basic
   Earnings from continuing operations      $      0.24   $      0.47
   Loss from discontinued operations, net
    of tax benefits                                0.00         (0.02)
                                            -----------   -----------
   Net earnings                             $      0.24   $      0.45
                                            ===========   ===========
 Diluted
   Earnings from continuing operations      $      0.24   $      0.47
   Loss from discontinued operations, net
    of tax benefits                                0.00         (0.02)
                                            -----------   -----------
   Net earnings                             $      0.24   $      0.45
                                            ===========   ===========

 Cash dividends per common share            $     0.405   $     0.405
                                            ===========   ===========

             SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS

                             SEPTEMBER 30,
                                ASSETS
                                ------
                              (Unaudited)

                                              2009          2008
                                           -----------   -----------

 CURRENT ASSETS:
   Cash and cash equivalents               $ 8,489,744   $   219,099
   Accounts receivable and other current
    assets                                  20,894,234    22,172,895
   Inventories                              31,269,921    45,630,943
                                           -----------   -----------

      TOTAL CURRENT ASSETS                  60,653,899    68,022,937

 PROPERTY, PLANT AND EQUIPMENT, NET         11,142,850    13,049,885
 GOODWILL                                           --     1,617,411
 OTHER INTANGIBLE ASSETS                       357,238       595,397
 DEFERRED INCOME TAXES                       2,690,000            --
 OTHER ASSETS                                  260,567     2,154,623
                                           -----------   -----------
                                           $75,104,554   $85,440,253
                                           ===========   ===========

                LIABILITIES AND SHAREHOLDERS' EQUITY
                ------------------------------------

 CURRENT LIABILITIES:
   Accounts payable                        $ 5,537,370   $ 5,411,924
   Other current liabilities                 1,968,104     3,273,196
   Current portion of long-term debt                --     1,048,482
                                           -----------   -----------

      TOTAL CURRENT LIABILITIES              7,505,474     9,733,602

 LONG-TERM DEBT                                     --     3,277,000
 LONG-TERM PENSION LIABILITY                 7,002,418       972,593
 OTHER LONG-TERM LIABILITIES                   640,000       635,000
 DEFERRED INCOME TAXES                              --       145,000
 SHAREHOLDERS' EQUITY                       59,956,662    70,677,058
                                           -----------   -----------

                                           $75,104,554   $85,440,253
                                           ===========   ===========

CONTACT:  Superior Uniform Group, Inc.
          Andrew D. Demott, Jr., CFO
          (727) 803-7135

          Edelman
          Michael McCullough
          (404) 832-6372